Exhibit 23-1

                       Consent of Independent Accountants
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We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2003, relating to the financial statements and financial statement schedule of PECO Energy Company and Subsidiary Companies which appears in PECO Energy Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
May 12, 2003